

<ARTICLE>                  5
<LEGEND>
This schedule contains summary financial information extracted from Consolidated
Balance  Sheets  as of  March  31,  1999  and  the  Consolidated  Statements  of
Operations  for the three  months  ended  March  31,  1999 as  qualified  in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                        1,000

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-END>                                   MAR-31-1999
<CASH>                                             22,611
<SECURITIES>                                            0
<RECEIVABLES>                                     138,308
<ALLOWANCES>                                            0
<INVENTORY>                                        10,837
<CURRENT-ASSETS>                                  268,394 <F1>
<PP&E>                                             26,550
<DEPRECIATION>                                     16,678
<TOTAL-ASSETS>                                    385,631 <F2>
<CURRENT-LIABILITIES>                             199,744
<BONDS>                                            80,292
<PREFERRED-MANDATORY>                                 100
<PREFERRED>                                             0
<COMMON>                                            5,506
<OTHER-SE>                                              0
<TOTAL-LIABILITY-AND-EQUITY>                      385,631 <F3>
<SALES>                                                 0
<TOTAL-REVENUES>                                  256,551
<CGS>                                                   0
<TOTAL-COSTS>                                    (245,551)
<OTHER-EXPENSES>                                     (408)
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                 (1,593)
<INCOME-PRETAX>                                     2,624 <F4>
<INCOME-TAX>                                         (200)
<INCOME-CONTINUING>                                 2,424
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                        2,424
<EPS-PRIMARY>                                        0.16
<EPS-DILUTED>                                        0.16

<F1>    Includes Equity in Construction Joint Ventures of $71,695, Unbilled Work
        of $20,115, and Other Short-Term Assets of $4,828, not currently reflected in this tag list.

<F2>    Includes  investments  in and advances to Real Estate Joint  Ventures of
        $89,641, Land Held for Sale or Development of $13,530, and Other Long-Term Assets of $4,194, not currently reflected in this tag list.

<F3>    Includes  Deferred  Income  Taxes  and  Other  Liabilities  of  $17,124,
        Minority  Interest  of  $1,064,  Redeemable  Series  B  Preferred  Stock
        $34,542, Stock Purchase Warrants $2,233, Paid-In Surplus of $47,357, Retained Deficit of $1,218, ESOT Related Obligations of $(120), and Treasury Stock of $(993).

<F4>    Includes  General,  Administrative  and  Selling  Expenses of $6,375 not
        currently refelected on this tag list.

